UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Alexandria Real Estate Equities, Inc. (“Alexandria”) held its 2014 Annual Meeting of Stockholders (the “2014 Annual Meeting”) on May 29, 2014. At the 2014 Annual Meeting, Alexandria’s stockholders approved the amendment and restatement of the Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan (as amended and restated, the “Amended 1997 Incentive Plan”). Alexandria’s Board of Directors approved the Amended 1997 Incentive Plan in April 2014, subject to, and effective upon, approval by Alexandria’s stockholders at the 2014 Annual Meeting. The primary purposes of the amendment and restatement are to:

(i)	increase the aggregate number of shares of Alexandria's common stock remaining available for issuance to a total of 3,841,592 shares of common stock, which represents an increase of 2,800,000 shares;

(ii)	increase the maximum cash-based award intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, to $7,500,000; and

(iii)	extend the expiration date to 10 years from the date of stockholder approval of the Amended 1997 Incentive Plan.

A more detailed summary of the changes adopted in the Amended 1997 Incentive Plan is set forth in Alexandria’s definitive proxy statement for the 2014 Annual Meeting, filed with the Securities and Exchange Commission on April 29, 2014 (the “2014 Proxy Statement”). The foregoing summary and the summary contained in the 2014 Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended 1997 Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.07        Submission of Matters to a Vote of Security Holders.

As noted above in Item 5.02, Alexandria held its 2014 Annual Meeting on May 29, 2014. At the 2014 Annual Meeting, there were present in person or by proxy 66,530,667 shares of Alexandria's common stock, representing stockholders entitled to cast approximately 93% of the total outstanding eligible votes and constituting a quorum.  Set forth below are the voting results for the four proposals considered and voted upon at the 2014 Annual Meeting, all of which were described in Alexandria's 2014 Proxy Statement:

1.    Election of Directors

Alexandria’s stockholders elected, by the votes indicated below, each of the following seven persons to serve as directors of Alexandria until its 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify:

Director	For	Withheld
Joel S. Marcus	56,794,075	8,218,292
Richard B. Jennings	63,533,169	1,479,198
John L. Atkins, III	58,163,816	6,848,551
Maria C. Freire, Ph.D.	64,011,851	1,000,516
Steven R. Hash	64,024,432	987,935
Richard H. Klein	63,731,949	1,280,418
James H. Richardson	64,432,661	579,706

Broker non-votes (proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock) totaled 1,518,300 for each director nominee.

2.    Approval of the Amendment and Restatement of the 1997 Incentive Plan

Alexandria’s stockholders voted to approve the amendment and restatement of the Amended 1997 Incentive Plan. 63,231,831 votes were cast “for” the amendment and restatement, 1,759,888 votes were cast “against” the amendment and restatement and 20,648 votes abstained.  Additionally, there were 1,518,300 broker non-votes for this proposal.

3.    Non-binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Alexandria’s stockholders voted upon, on a non-binding, advisory basis, whether to approve the compensation of its named executive officers, as disclosed in Alexandria’s 2014 Proxy Statement.  56,390,602 votes were cast “for” the approval, 8,598,277 votes were cast “against” the approval and 23,488 votes abstained.  Additionally, there were 1,518,300 broker non-votes for this proposal.

4.    Ratification of Appointment of Independent Public Registered Accountants

Alexandria’s stockholders voted to ratify the appointment of Ernst & Young LLP as Alexandria’s independent registered public accountants for the fiscal year ending December 31, 2014. 65,365,271 votes were cast “for” the ratification, 1,155,121 votes were cast “against” the ratification and 10,275 votes abstained.  Additionally, there were no broker non-votes for this proposal.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

10.1    Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	May 29, 2014	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer